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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                               December 4, 1998



                                MGM GRAND, INC.
                     ------------------------------------
              (Exact Name of Registrant as specified in Charter)


Delaware                           0-16760                         88-0215232
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(State or other                 (Commission                       (IRS Employer
jurisdiction of                  File Number)                     Identification
incorporation)                                                    Number)


           3799 Las Vegas Boulevard South, Las Vegas, Nevada   89109
           ------------------------------------------------------------
           (Address of principal executive offices)          (Zip Code)


                                (702) 891-3333
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             (Registrant's telephone number, including area code)



         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events

     On December 4, 1998, MGM Grand, Inc. and Primadonna Resorts, Inc. entered into an Agreement and Plan of Merger, dated as of December 2, 1998 pursuant to which MGM Grand will acquire Primadonna in an all stock transaction. The terms of the merger provide for Primadonna's stockholders to receive 0.33 shares of MGM Grand common stock for each share of Primadonna common stock held, or a total of approximately 9.5 million shares of MGM Grand common stock. A copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated by reference.


Item 7.  Financial Statements and Exhibits

     (a) & (b) Not applicable.

     (c) Exhibits.

           Exhibit 99.1  Press Release, dated December 7, 1998.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    MGM GRAND, INC.



December 7, 1998                    By: /s/ SCOTT LANGSNER
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    (Date)                             Scott Langsner
                                         Secretary/Treasurer